Exhibit 4.4
EXECUTION VERSION
FIRST AMENDMENT TO SECURITY AGREEMENT
This FIRST AMENDMENT TO SECURITY AGREEMENT (this “Amendment”), dated as of April 23, 2009, by and among WESTWOOD ONE, INC., a Delaware corporation (the “Borrower”) and each Subsidiary of the Borrower identified under the caption “Subsidiary Guarantors” on the signature pages hereto (individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors” and, together with the Borrower, the “Obligors”), and THE BANK OF NEW YORK MELLON (as successor to The Bank of New York), a New York banking corporation, as collateral trustee (in such capacity, together with its successors in such capacity, the “Collateral Trustee”) for the Secured Parties.
WHEREAS, the Borrower is party to (a) that certain Note Purchase Agreement, dated as of December 3, 2002 (as amended, restated, supplemented or otherwise modified, the “Existing Note Purchase Agreement”), between the Borrower and the various financial institutions that are a party thereto, pursuant to which the Borrower issued (i) $50,000,000 aggregate principal amount of its 4.64% Senior Guaranteed Notes, Series A, due November 30, 2009 and (ii) $150,000,000 aggregate principal amount of its 5.26% Senior Guaranteed Notes, Series B, due November 30, 2012, and (b) that certain Credit Agreement, dated as of March 3, 2004 (as amended, restated, supplemented or otherwise modified, the “Existing Credit Agreement”), among the Borrower, the Subsidiary Guarantors identified as such therein, the various financial institutions that are parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
WHEREAS, each of the Obligors executed a Shared Security Agreement, dated as of February 28, 2008, pursuant to which, among other things, each Obligor pledged certain collateral to the Collateral Trustee (the “Security Agreement”).
WHEREAS, the Borrower and the other parties to the Existing Credit Agreement and the Existing Note Purchase Agreement desire to amend, restate and combine the Existing Credit Agreement and the Existing Note Purchase Agreement pursuant to a Securities Purchase Agreement, dated the date hereof (as may be amended, modified or supplemented from time to time, the “Securities Purchase Agreement”) in order to, among other things, combine $117,500,000 of the debt currently outstanding under the Existing Credit Agreement and the Existing Note Purchase Agreement into, and evidence such debt by, new notes in an aggregate principal amount equal to $117,500,000 issued under and governed by, the Securities Purchase Agreement (the “New Notes”); and
WHEREAS, in connection with the effectiveness of the Securities Purchase Agreement, the Obligors, the Collateral Trustee and certain other parties have agreed to (i) amend and restate the Intercreditor and Collateral Trust Agreement, dated as of February 28, 2008 (the “Existing Intercreditor and Collateral Trust Agreement”), pursuant to which the Secured Parties have appointed the Collateral Trustee (the Existing Intercreditor and Collateral Trust Agreement, as amended and restated on the date hereof and as may be further amended, modified or supplemented from time to time, the “Amended and Restated Intercreditor and Collateral Trust Agreement”), and (ii) immediately thereafter, amend the Security Agreement, in each case to comply with the provisions of the Securities Purchase Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to induce the Noteholders to enter into the Securities Purchase Agreement, the parties hereto agree as follows:
1. DEFINED TERMS.
Capitalized terms used and not defined herein (or in any exhibit, annex or schedule attached hereto) shall have the same meanings given to them in the Amended and Restated Intercreditor and Collateral Trust Agreement.
2. AMENDMENTS TO THE SECURITY AGREEMENT.
2.1. Each reference to “Intercreditor and Collateral Trust Agreement” in the Security Agreement is hereby deleted and “Amended and Restated Intercreditor and Collateral Trust Agreement” is inserted in lieu thereof.
2.2. Clause (c) of Section 1 of the Security Agreement is hereby amended by inserting the following newly defined term in its appropriate alphabetical order:
“Amended and Restated Intercreditor and Collateral Trust Agreement” means that certain Amended and Restated Intercreditor and Collateral Trust Agreement, dated as of April 23, 2009, among the Borrower, the Subsidiary Guarantors, the Noteholders (as defined therein) and the Collateral Trustee.
2.3. The defined term “Pledged Shares” in clause (c) of Section 1 of the Security Agreement is hereby amended by deleting the reference to “Credit Agreement” in subsection (c) thereof and inserting “Securities Purchase Agreement” in lieu thereof.
2.4. Each of the phrases “Administrative Agent or the” in Section 4.01 of the Security Agreement is hereby deleted.
2.5. The phrase “, the Administrate Agent” in clause (b) of Section 5.01 of the Security Agreement is hereby deleted.
2.6. Section 5.02 of the Security Agreement is hereby amended by deleting the reference to “both Section 7.03 of the Credit Agreement and Section 10.5 of the 2002 Note Purchase Agreement” and inserting “Section 9.5 of the Securities Purchase Agreement” in lieu thereof.
2.7. Clause (ii) of Section 5.03(a) of the Security Agreement is hereby amended as follows:
(a) the phrase “, the Administrative Agent, the Required Lenders or the Majority Noteholders” shall be deleted and “or the Requisite Secured Parties” shall be inserted in lieu thereof; and
(b) the phrase “Credit Agreement, the 2002 Note Purchase Agreement” shall be deleted and “Securities Purchase Agreement” shall be inserted in lieu thereof.

2.8. Clause (iv) of Section 5.03(a) of the Security Agreement is hereby amended by deleting the reference to “Credit Agreement” and inserting “Securities Purchase Agreement” in lieu thereof.
2.9. Clause (ii) of Section 5.03(b) of the Security Agreement is hereby amended as follows:
(a) the reference to “Section 7.06 of the Credit Agreement and Section 10.7 of the 2002 Note Purchase Agreement” shall be deleted and “Section 9.9 of the Securities Purchase Agreement” shall be inserted in lieu thereof; and
(b) the phrase “and cancellation or termination of the Commitments” shall be deleted.
2.10. Section 5.11 of the Security Agreement is hereby amended by deleting the reference to “Section 7.01(a) of the Intercreditor and Collateral Trust Agreement” and inserting “Section 7.1(a) of the Amended and Restated Intercreditor and Collateral Trust Agreement.”
2.11. Section 6.01 of the Security Agreement is hereby amended and restated in its entirety as follows:
“6.01 Notices. All notices and other communications provided for herein (a) to the Obligors or the Collateral Trustee shall be in writing and shall be delivered to the intended recipient as specified in Section 8.3 of the Amended and Restated Intercreditor and Collateral Trust Agreement and shall be deemed to have been given at the times specified in said Section 8.3 and (b) to the Noteholders shall be delivered as provided in the Securities Purchase Agreement.”
2.12. Section 6.03 of the Security Agreement is hereby amended and restated in its entirety as follows:
“6.03 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only as permitted by Section 8.2 of the Amended and Restated Intercreditor and Collateral Trust Agreement. Any such amendment or waiver shall be binding upon the Secured Parties, each holder of any of the Secured Obligations and each Obligor.”
2.13. Section 6.04 of the Security Agreement is hereby amended and restated in its entirety as follows:
“6.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Obligor, the Secured Parties and each holder of any of the Secured Obligations (provided that no Obligor shall assign or transfer its rights or obligations hereunder without the prior written consent of the Collateral Trustee and the Requisite Secured Parties and any consents required by Section 8.2 of the Amended and Restated Intercreditor and Collateral Trust Agreement).”

2.14. Section 6.10 of the Security Agreement is hereby amended and restated in its entirety as follows:
“6.10. Additional Obligors. As contemplated in Section 8.6 of the Securities Purchase Agreement, a new Restricted Subsidiary of the Borrower formed or acquired by the Borrower after the date hereof may become a “Subsidiary Guarantor” under the Securities Purchase Agreement by executing and delivering to each Noteholder and the Collateral Trustee a joinder agreement in the form of Annex 1 to the Subsidiary Guaranty (as such term is defined in the Securities Purchase Agreement). As further contemplated by Section 8.6 of the Securities Purchase Agreement, contemporaneously with the execution and delivery of any such joinder agreement by any such Subsidiary, such new Subsidiary shall also execute and deliver to each Noteholder and the Collateral Trustee a joinder agreement in the form of Exhibit A to this Agreement.”
2.15. Section 6.11 of the Security Agreement is hereby amended and restated in its entirety as follows:
“6.11 Incorporation by Reference. In acting hereunder, the Collateral Trustee is entitled to all rights, privileges, protections, immunities and indemnities provided to it under the Amended and Restated Intercreditor and Collateral Trust Agreement including, without limitation, the provisions of Sections 5.3, 6.1, 6.2, 6.3, 6.4, 6.5, 8.8, 8.10 and 8.14 thereof.”
3. REAFFIRMATION OF SECURITY INTEREST.
3.1. Security Interest. Each of the Obligors hereby confirms the grant of security interest under the Security Agreement, and agrees that such grant of security interest shall continue to be in full force and effect and shall continue to accrue to the benefit of the Secured Parties. The parties hereto confirm and agree that the Secured Obligations owed to the holders of the New Notes are secured by the security interest previously granted to the Collateral Trustee pursuant to the Security Agreement and that the Collateral Trustee represents the Secured Parties (including the holders of the New Notes). In addition to, and not in lieu of, any other security interests granted to the Collateral Trustee, for the avoidance of doubt, and merely as a precaution, as collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, whether now existing or hereafter from time to time arising, each Obligor hereby pledges and grants to the Collateral Trustee, for the benefit of the Secured Parties, a security interest in all of such Obligor’s right, title and interest in, to and under the Collateral, in each case whether tangible or intangible, wherever located, whether now owned by such Obligor or hereafter acquired and whether now existing or hereafter coming into existence.
3.2. Authorization of Financing Statements. Each Obligor hereby authorizes the Collateral Trustee to file UCC financing statements in each jurisdiction that the Collateral Trustee deems necessary or desirable in order to perfect the security interests in all or any portion of the property to be granted by such Obligor. Each Obligor authorizes the Collateral Trustee to describe the Collateral in such financing statements in any manner the Collateral Trustee chooses, including, without limitation, describing such collateral as “all assets of debtor, whether now owned or hereafter acquired,” “all personal property of debtor, whether now owned or hereafter acquired” or using words of similar import.

4. REPRESENTATIONS AND WARRANTIES. The Obligors represent and warrant to the Noteholders as follows:
4.1. Authority, Etc. The execution and delivery by each Obligor of this Amendment and the performance by each such Obligor of all of its respective agreements and obligations under the Security Agreement, as amended hereby, are within the corporate or other organizational authority of each such Obligor and have been duly authorized by all necessary corporate or other organizational action on the part of each such Obligor.
4.2. Enforceability. This Amendment and the Security Agreement, as amended hereby, constitute the legal, valid and binding obligations of each Obligor and are enforceable against each Obligor in accordance with their terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).
4.3. Title and Priority. Such Obligor is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 3 (or has the power to transfer rights in such Collateral to the Collateral Trustee) and no Lien exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for Liens permitted under Section 9.5 of the Securities Purchase Agreement. The security interest created pursuant hereto constitutes a valid and perfected security interest in the Collateral (other than Excluded Perfection Assets) in which such Obligor purports to grant a security interest pursuant to Section 3, subject to no equal or prior Lien except as expressly permitted by Section 9.5 of the Securities Purchase Agreement.
4.4. Names, Etc. The full and correct legal name, type of organization, jurisdiction of organization, organizational ID number (if applicable) and mailing address of each Obligor as of the date hereof are correctly set forth in Schedule 1.
4.5. Changes in Circumstances. Such Obligor has not (a) within the period of four months prior to the date hereof, changed its “location” (as defined in Section 9-307 of the NYUCC), (b) within the period of five years prior to the date hereof, except as specified in Schedule 1, heretofore changed its name, or (c) heretofore become a “new debtor” (as defined in Section 9-102(a)(56) of the NYUCC) with respect to a currently effective security agreement previously entered into by any other Person.
4.6. Pledged Shares. Schedule 2 sets forth a complete and correct list of all Pledged Shares (other than any Shares held in a Securities Account referred to in Schedule 4) beneficially owned by any Obligor on the date hereof, whether or not registered in the name of any Obligor (the “Schedule 2 Pledged Shares”). Schedule 2 correctly identifies, as at the date hereof, the respective Issuers of the Schedule 2 Pledged Shares and (in the case of any corporate Issuer) the respective class and par value of such Shares and the respective number of such Shares (and registered owner thereof) represented by each such certificate. The Schedule 2 Pledged Shares of Subsidiaries of the Borrower are (i) duly authorized, validly existing, fully paid and non assessable (in the case of any Shares issued by a corporation) and (ii) duly issued and outstanding (in the case of any equity interest in any other entity), and none of the Schedule 2 Pledged Shares of Subsidiaries of the Borrower are or will be subject to any contractual restriction, or any restriction under the charter, by laws, partnership agreement or other organizational instrument of the respective Issuer thereof, upon the transfer of such Shares (except for any such restriction contained herein or in the Securities Purchase Agreement).

4.7. Promissory Notes. Schedule 2 sets forth a complete and correct list of all Promissory Notes (other than any held in a Securities Account referred to in Schedule 4) held by any Obligor on the date hereof .
4.8. Intellectual Property. Schedule 3 sets forth, as of the date hereof, under the name of such Obligor a complete and correct list of all copyright registrations, patents, patent applications, trademark registrations and trademark applications owned by such Obligor on the date hereof. Except pursuant to arrangements or agreements entered into by such Obligor in the ordinary course of business, such Obligor has done nothing to authorize or enable any other Person to use any Copyright, Patent or Trademark listed in Schedule 3, and all registrations listed in Schedule 3 are, except as noted therein, in full force and effect as of the date hereof. To such Obligor’s knowledge as of the date hereof, (i) except as set forth in Schedule 3, there is no violation by others of any right of such Obligor with respect to any Copyright, Patent or Trademark listed in Schedule 3, respectively, and (ii) such Obligor is not infringing in any respect upon any Copyright, Patent or Trademark of any other Person, and no proceedings alleging such infringement have been instituted or are pending against such Obligor and no written claim against such Obligor has been received by such Obligor alleging any such violation, except as may be set forth in Schedule 3.
4.9. Deposit Accounts and Securities Accounts. Schedule 4 sets forth a complete and correct list of all Deposit Accounts, Securities Accounts and Commodity Accounts of the Obligors on the date hereof.
4.10. Commercial Tort Claims. Schedule 5 sets forth a complete and correct list of all commercial tort claims of the Obligors in existence on the date hereof.
5. MISCELLANEOUS.
5.1. Ratification, Etc. Except as expressly amended hereby, the Security Agreement is hereby ratified and confirmed in all respects and shall continue in full force and effect. The Security Agreement shall, together with this Amendment, be read and construed as a single agreement. All references in the Security Agreement or any related agreement or instrument shall hereafter refer to the Security Agreement as amended hereby.
5.2. No Other Amendments. Except as expressly provided in this Amendment, all of the terms and conditions of the Security Agreement remain in full force and effect. Nothing contained in this Amendment shall in any way prejudice, impair or effect any rights or remedies of the Secured Parties under the Security Agreement or the other Financing Documents (as defined in the Securities Purchase Agreement).

5.3. Section Headings.
The section and other subdivision headings appearing in this Amendment are for convenience of reference only and shall not define, limit, amplify or otherwise modify any provision hereof. Unless otherwise specified, any reference in this Amendment to a particular section or other subdivision shall be considered a reference to that section or other subdivision of this Amendment.
5.4. Governing Law.
THE AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCLUDING CHOICE OF LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.
5.5. Effectiveness.
This Amendment shall become effective immediately upon the effectiveness of the Amended and Restated Intercreditor and Collateral Trust Agreement.
5.6. Execution in Counterpart.
This Amendment may be executed in any number of counterparts, each of which when executed shall be deemed to be an original but all of which together shall constitute one and the same agreement; and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Any party hereto may execute and deliver a counterpart of this Amendment by delivering by facsimile or other electronic transmission a signature page of this Amendment signed by such party, and any such facsimile or other electronically transmitted signature shall be treated in all respects as having the same effect as an original signature.
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IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

BORROWER: WESTWOOD ONE, INC.
By:	/s/ Roderick M. Sherwood, III
	Name:	Roderick M. Sherwood, III
	Title:	President

SUBSIDIARY GUARANTORS: METRO NETWORKS COMMUNICATIONS, INC.
By:	/s/ Roderick M. Sherwood, III
	Name:	Roderick M. Sherwood, III
	Title:	President

METRO NETWORKS COMMUNICATIONS, LIMITED PARTNERSHIP

By: Metro Networks Communications, Inc., as General Partner

By:	/s/ Roderick M. Sherwood, III
	Name:	Roderick M. Sherwood, III
	Title:	President

METRO NETWORKS, INC.
By:	/s/ Roderick M. Sherwood, III
	Name:	Roderick M. Sherwood, III
	Title:	President

METRO NETWORKS SERVICES, INC.
By:	/s/ Roderick M. Sherwood, III
	Name:	Roderick M. Sherwood, III
	Title:	President

SMARTROUTE SYSTEMS, INC.
By:	/s/ Roderick M. Sherwood, III
	Name:	Roderick M. Sherwood, III
	Title:	President

WESTWOOD NATIONAL RADIO CORPORATION
By:	/s/ Roderick M. Sherwood, III
	Name:	Roderick M. Sherwood, III
	Title:	President

WESTWOOD ONE PROPERTIES, INC.
By:	/s/ Roderick M. Sherwood, III
	Name:	Roderick M. Sherwood, III
	Title:	President

WESTWOOD ONE RADIO, INC.
By:	/s/ Roderick M. Sherwood, III
	Name:	Roderick M. Sherwood, III
	Title:	President

WESTWOOD ONE RADIO NETWORKS, INC.
By:	/s/ Roderick M. Sherwood, III
	Name:	Roderick M. Sherwood, III
	Title:	President

WESTWOOD ONE STATIONS — NYC, INC.
By:	/s/ Roderick M. Sherwood, III
	Name:	Roderick M. Sherwood, III
	Title:	President

TLAC, INC.
By:	/s/ Roderick M. Sherwood, III
	Name:	Roderick M. Sherwood, III
	Title:	President

COLLATERAL TRUSTEE: THE BANK OF NEW YORK MELLON, not in its individual capacity but solely as Collateral Trustee
By:	/s/ Scott I. Klein
	Name:	Scott I. Klein
	Title:	Assistant Treasurer

Schedule 1
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